SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

ASA Limited

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid: __________________________

2) Form, Schedule or Registration Statement No. __________

3) Filing Party: _____________________________

4) Date Filed: ______________________________

NEW RED BAR WHITE PROXY CARD ENCLOSED – ACTION REQUIRED

Due to the change in record date described in the enclosed proxy statement supplement, we have enclosed for ease of reference a duplicate of the proxy statement distributed to shareholders as of the original record date.

If you previously have received a WHITE proxy card and have returned your proxy by mail, by touch-tone telephone, or through the Internet, that proxy is no longer valid and you must return a new proxy.

SUPPORT YOUR BOARD OF DIRECTORS
RETURN YOUR PROXY

A NEW RED BAR WHITE proxy card is enclosed. Please mark, sign, date, and return the enclosed NEW RED BAR WHITE proxy card at your earliest convenience. As an alternative to using the NEW RED BAR WHITE proxy card to return your proxy, you may return your proxy by telephone or through the Internet. Please follow the instructions on the enclosed NEW RED BAR WHITE proxy card.

The Board of Directors unanimously recommends that you vote FOR each of the Board’s nominees on the enclosed NEW RED BAR WHITE proxy card.

REJECT THE DISSIDENT SHAREHOLDERS’ SOLICITATION

VOTE AGAINST THE DISSIDENT SHAREHOLDERS’ PROPOSAL

DISCARD ANY GOLD PROXY CARD THAT MAY BE SENT TO YOU